Exhibit 10.2

                         APPLIED GENETIC VENTURES, INC.

                               STOCK PURCHASE PLAN

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     1.   Establishment of Plan.  Applied Genetic Ventures, Inc., a Nevada
corporation (the "Company"), intends to grant to selected employees, and advisers ("Purchaser") of the Company or any of its subsidiaries, options ("Options") to purchase shares of the Company's $.0001 par value common stock ("Common Stock"), with the flexibility to make payments on a deferred basis. Such purchases shall be made pursuant to this Stock Purchase Plan (the "Plan").

     2. Purpose of Plan. The purpose of the Plan is to aid in maintaining and developing personnel to help assure the success of the Company. The Plan is designed to help the Company retain the services of executives, advisors and key employees and attract new personnel when needed for future operations and growth; to offer such personnel additional incentives to put forth maximum efforts for the success of the business; and to afford them opportunities to obtain or increase a proprietary interest in the Company on a favorable basis and, thereby, to have an opportunity to share in its success.

     3. Administration of the Plan. (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") as such shall exist from time to time. Subject to authority in its discretion (i) to interpret the Plan and all purchases made thereunder, (ii) to prescribe, adopt, amend and rescind rules and regulations relating to the Plan, (iii) to define the terms used in the Plan and in the purchases granted thereunder, (iv) to determine the individuals to whom and the time or times at which the right to purchase Common Stock shall be granted, the number of shares subject to each purchase, the purchase price, and all other terms and provisions thereof, which may or may not be identical, and (v) to make all other determinations necessary or advisable for the administration of the Plan. No member of the Board shall have the power to vote on any matter which affects solely his own interests as a purchaser or prospective purchaser of Common Stock hereunder. All determinations made by the Board shall be binding on all Purchasers and on their legal representatives and assigns.

          (b) On grant of the right to purchase Common Stock, the Company shall enter into a Stock Purchase Agreement with the Purchaser. The Stock Purchase Agreement shall contain the terms and conditions of the purchase and sale.

     4. Total Number of Shares. Subject to adjustment as provided in Section 12, the total number of shares reserved at the Effective Date (as hereinafter defined) for purchase and sale under the Plan is 25,000,000 shares of Common Stock. The shares so reserved may be either authorized but unissued or treasury shares of the Company.

     5. Eligibility. The right to purchase common stock may be granted to any present or future employee, officer, director, or adviser (including independent contractors) of the Company and of its subsidiary corporations. In determining the identity of Purchasers, the number of shares

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available for purchase and the other terms and provisions of each purchase, the
Board may take into account the nature of the services rendered by the respective Purchaser, their contributions to the success of the Company and such other factors as the Board in its discretion shall deem relevant.

     6. Purchase Price. The purchase price of each share shall be determined from time to time by the Board in its discretion. In no event shall the purchase price be less than the par value of the Stock.

     7. Issuance of Shares and Payment Therefor. (a) As soon as possible after receipt of an application from an eligible Purchaser, the Company will notify him of the total amount due in connection with his purchase, and the payment amount due in connection with his purchase, and the payment program available to the Purchaser. The Board is not required to offer a deferred payment program to any Purchaser, but may do so in its discretion. The stock certificates will be registered in the name of and delivered to the Purchaser when full and final payment is made, provided, that the Purchaser shall have the option to have the respective number of shares registered and delivered to the Purchaser as the payments are actually made by the Purchaser.

          (b) In the case of a Purchaser participating in the Plan through a deferred payment arrangement, payroll deductions may be made pursuant to the employee's authorization beginning with the last pay period of the month in which the employee's application is received by the Company. If a payroll deduction is not available or not elected, the Purchaser will pay the first installment 15 days after the date of the notice of the amount due given by the Company and will pay succeeding payments on the same calendar day of each succeeding month thereafter until the purchase price had been paid in full. In no event shall deferred payment extend beyond one year from the purchase date.

          (c) The Purchaser will have the right to prepay all or any part of the purchase price by cash payments made to the Company at any time. No interest will be charged to the Purchaser on the unpaid balance of the purchase price.

     8. Default in Payment. In the event that a Purchaser shall at any time default in his agreements under the Plan, including withdraw his authorization for payroll deductions, or shall fail to pay any installment within five days after its due date, the Company, without demand and without notice to the Purchaser, may immediately terminate the defaulting Purchaser's rights under the Plan and commence an action for damages. Such termination shall not affect any shares that have been fully paid by the Purchaser.

     9. Purchaser's Rights as Shareholder. The Purchaser will only become a shareholder of record, and will only have the right to vote such shares at any meeting of the shareholders as and when such shares become fully paid for by the Purchaser.

     10. Rights Not Transferrable. No Purchaser shall be permitted to sell, assign, transfer, pledge, otherwise dispose of or encumber either his right to participate in the Plan or his interest in any shares subject to purchase but not yet fully paid for, and, such right and interest shall not be liable for or subject to the debts of the Purchaser. If any such action is taken by the Purchaser, or any

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claim is asserted by any other party in respect of such right and interest, such action or claim will be treated as a default by the Purchaser.

     11. Termination of Employment or Association. Upon termination of employment or association for any reason whatsoever, including retirement or death, all rights of the Purchaser under the Plan shall immediately terminate, but such termination shall not affect the Purchaser's rights to shares that have been fully paid for prior to such termination.

     12. Adjustments. (a) If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Articles of Incorporation or other change in corporate structure, an appropriate and proportionate adjustment shall be made in the numbers and prices of the Purchases granted under the Plan (but not in the aggregate purchase price), and in the total number of shares of Common Stock with respect to which Purchases may be purchased hereunder.

          (b) Upon the effective date of the dissolution of the Company, or of a reorganization or merger of the Company with one or more corporations in which the Company is not the surviving corporations, or of a transfer of all or substantially all the assets of the Company or more than fifty percent of the outstanding shares of Common Stock of the Company to another person (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934), unless provision has been made for continuance of the Plan, the Plan and all deferred payment arrangements shall terminate, but, in case of such termination, each Purchaser shall have the right to immediately pay in full any deferred payments remaining pursuant to then existing arrangements with the Corporation.

          (c) Adjustments under this Section shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. No fractional shares of stock shall be issued under the Plan.

     13. Term of Plan. The Plan shall become effective upon its adoption by the Board, which was accomplished at the Board of Directors meeting on December 18, 1986 and by the approval of the majority of the shareholders which was accomplished July 22, 1988. Except as set forth above, the Plan shall continue in effect until termination under Section 14 below or until all shares subject to the Plan shall be issued under the Plan.

     14. Termination and Amendment. The Board may at any time suspend or terminate the Plan. The Board may also at any time amend or revise the terms of the Plan, including, without limitation, the making of such amendments or revisions as the Board shall deem advisable in order to conform to any change in any law or regulation applicable thereto; provided, however, that the Board may not, without approval by the shareholders of the Company (i) increase the maximum number of shares which may be sold under the Plan, except as provided in
Section 12, or (ii) permit the purchase of common stock to anyone other than as provided in Section 5. Any termination, suspension, revision or amendment of the Plan may, without the consent of the Purchaser making payments under an approved deferred payment arrangement, adversely affect the rights of such

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Purchaser under such arrangement, provided, that the rights of the Purchaser to shares that have been fully paid for shall not be affected.

     15. Indemnification. In addition to such other rights of indemnification as they may have as shareholders, the Directors of the Board of Directors shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any purchase granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgement in any such action, suit or proceeding, except a judgement based upon the finding of bad faith; provided that upon the institution of any such action, suit or proceedings, such member of the Board shall in writing give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it on his/her own behalf. Each member of the Board and each officer and employee of the Company shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any person or persons other than himself. In no case shall any person who is or shall have been a member of the Board of an officer or employee of the Company, be liable for any determination made or any action taken or any omission to act in reliance upon such information, or for any action (including furnishing of information) taken or any failure to act, if in good faith.

     16. Conditions Upon Issuance of Shares. Shares shall not be issued under the Plan unless the purchase and sale and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and any applicable state securities laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The counsel for the Company with respect to such compliance. The Company may require any Purchaser to execute an investment letter containing such provisions as the Board may deem appropriate pursuant to the aforementioned relevant provisions of law. The Company may also place any legend on any certificate issued hereunder which it deems necessary to comply with any such law.

     17. Governing Law. The Plan shall be deemed made in the State of Colorado and shall be governed by and construed and enforced in accordance with the laws of such State applicable to contracts made and to be performed in such State without giving effect to the principles of conflict of laws.


                                   Adopted effective July 22, 1998

                                   APPLIED GENETIC VENTURES, INC.


                                   By: /s/ Steven H. Walker
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                                           Chairman and President

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